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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   Switzerland                            98-0186363
     ----------------------------------------        -------------------
     (State of Incorporation or Organization)         (I.R.S. Employer
                                                     Identification no.)
        Bahnhofstrasse 45, Zurich and
          Aeschenvorstadt 1, Basel
   ----------------------------------------          --------------------
   (Address of Principal Executive Offices)               (Zip Code)

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
      If this form relates to the registration        If this form relates to the registration
      of a class of securities pursuant to            of a class of securities pursuant to
      Section 12(b) of the Exchange Act               Section 12(g) of the Exchange Act
      and is effective pursuant to General            and is effective pursuant to General
      Instruction A.(c), please check the             Instruction A.(d), please check the
      following box:  [X]                             following box:  [ ]
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Securities Act registration statement file number to which this form relates:

                                    333-46930
                                 ---------------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class             Name of Each Exchange on Which
           To be so Registered             Each Class is to be Registered
          --------------------             ------------------------------

      Enhanced Appreciation Securities,          American Stock Exchange
      due February [ ], 2004 (Linked to the
      performance of the Dow Jones
      STOXX 50(SM))
      -------------------------------------      -----------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the Preliminary Prospectus Supplement filed with the Commission on January 6, 2003 under Rule 424(b) and in the Prospectus dated May 17, 2001, pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 on Form F-1 filed with the Commission on March 23, 2001 and by Post-Effective Amendment No. 2 on Form F-1 filed with the Commission on March 29, 2001.

ITEM 2.     EXHIBITS.

            1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-3 Registration Statement)

            2.    Form of Enhanced Appreciation Security due February [ ],
                  2004 (Linked to the performance of the Dow Jones STOXX 50(SM))

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            3.    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                          (Registrant)


Date:  January 23, 2003                   By:   /s/ Jeffrey Sparks
                                                ------------------------------
                                                 Jeffrey Sparks
                                                 Managing Director


                                          By:   /s/ Michael Mahaffy
                                                ------------------------------
                                                 Michael Mahaffy
                                                 Managing Director